Exhibit 10.4 - Page 2
                                 EXHIBIT 10.4


September  28,  1999


Apexmail.net
#204  34314  Marshall  Road
Abbotsford,  BC
V2S  1L9

Attention:  Mr.  Gilles  Lepage

Within is the addendum information to our Letter of Intent as already agreed upon for your perusal. Please sign and acknowledge agreement with the information as laid our within the addendum and we will proceed.

Apexmail.Net  agrees  to  the  following:

Joint  marketing  of  this  solution

     1) To integrate all current corporate users to the advanced version upon completion of implementation.

     2) To issue a payout monthly from Apexmail.net to Jaws Technologies Inc. a royalty free of $.50 per Corporate user account as calculated by the key residence on the JAWS server.

     3) To permit a Jaws assessment on the Web based server so that JAWS can certify the said server.

     4) To host a jaws certified logo on the Apexmail.net homepage that also services as a free download link for Jaws Download Page.

     5) To provide to Jaws Technologies Inc. an Apexmail.net media kit for JAWS marketing purposes.

Jaws  Technologies  Inc.  agrees  to  the  following:

     1) To perform Joint marketing of the Corporate Webmail Solution through its present & future client base where a solution of its type is required.

     2) To provide an Xmail technology solution and required support with implementation on or by November 15,1999.

     3) To give an exclusive technology time stamp for 6 months internationally on the Corporate Web based solution model. *This condition is valid only for this time frame and only on the condition that Apexmail.net shows ongoing due diligence in its marketing efforts and abilities as deemed by user numbers.

     4) To provide Apexmail.net with all available or relevant marketing info or statistics on web based or secure email in the Jaw's knowledge banks.

     5) To co-train the JAWS marketing & sales force on the benefits and technology of this joint solution.

     6) To provide Apexmail.net with a FAQ on Jaw's Xmail to be hosted on the Apexmail.net site.

Please acknowledge below that this agreement between Jaws Technologies Inc. and Apexmail.net is as agreed upon. We will continue to explore the potential alliance avenues available to Apexmail.net and Jaws Technologies Inc. and to ensure both parties benefit from and create the best possible synergy. JAWS Technologies Inc. is committed to developing with all of our business partners a business case that allows clear understanding of all relevant offers and requirements so as to serve as the foundation of a profitable and lasting relationship for both organizations. In this circumstance joint or promotional marketing efforts are to be developed to the mutual benefit of both organizations.

Acknowledgement and Acceptance is indicated with your signature in the appropriate areas below.

Best  Regards,

/s/Donna  Rougeau
- -----------------
Ms.  Donna  Rougeau
Director  of  Biometrics  and  Tokens
JAWS  Technologies  Inc.


APEXMAIL.NET                                   JAWS  TECHNOLOGIES  INC.
Gilles  Lepage     President  /  CEO                         Tej  Minhas
President/COO

/s/Gilles  Lepage                                   /s/Tej  Minhas
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Date:  _______________                              Date:  ______________